                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE


Aehr Test Systems                         Investor Relations Contact:
Gary Larson                               Todd Kehrli or Jim Byers
Chief Financial Officer                   MKR Group Inc.
(510) 623-9400 x321                       (323) 468-2300
                                          aehr@mkr-group.com


Aehr Test Systems Reports Second Quarter Fiscal 2015 Financial Results

Fremont, CA (January 8, 2015) - Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its second quarter of fiscal 2015 ended November 30, 2014.

Net sales in the second quarter of fiscal 2015 were $2.6 million, compared to $3.6 million in the first quarter of fiscal 2015. Aehr Test reported a non-GAAP net loss of $1.8 million, or $0.16 per diluted share, and a GAAP net loss of $2.1 million, or $0.18 per diluted share, in the second quarter of fiscal 2015. This compares to a non-GAAP net loss of $710,000, or $0.06 per diluted share, and a GAAP net loss of $907,000, or $0.08 per diluted share, in the first quarter of fiscal 2015.

Gayn Erickson, President and CEO of Aehr Test Systems, commented, "In our last quarterly conference call, we forecasted a soft quarter or two which is exactly what we have seen. Our ABTSTM packaged part burn-in business dropped off as several customers pushed out forecasted purchases for unrelated reasons. We see this softness in ABTS revenue as a short-term phenomenon and have multiple systems available for short-term deliveries as we anticipate customer demand to turn back on in the next few months.

"We have also seen our current FOXTM wafer level product business impacted. Customers are awaiting the production release of our new FOX-1P Test System, which has taken us longer than expected to complete. This new system is aimed at the flash and micro controller markets, particularly high quality and reliability markets such as the automotive space. We are excited about the roll out of this new system and the new market and customer opportunities it will open up for Aehr Test. We are currently targeting shipment of the first system within the first calendar quarter of 2015, followed by shipments shortly thereafter of several production systems already in backlog," Erickson continued.

"We are also making great headway on our new FOX-XP multi-wafer test system," Erickson added. "The FOX-XP system is capable of functional test and burn-in/cycling of flash memories in wafer form before they are assembled into multi-die stacked packages. This new system will deliver a fully integrated solution for testing up to 25 wafers per system at a time, opening up an entirely new market segment for flash wafer level test and cycling applications. This system will significantly expand our served available market, which is estimated to be $200 million to $300 million annually. Aehr Test is engaged with multiple flash memory manufacturers who now want to evaluate the FOX-XP Test System for high volume production applications. We are currently negotiating terms for these evaluations and feel confident that the FOX-XP system will address these customers' needs. We expect first shipments of the FOX-XP system by the latter part of calendar 2015."



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Aehr Test Systems Reports Second Quarter Fiscal 2015 Results
January 8, 2015
Page 2 of 5



"We are very pleased that we successfully completed the $2.6 million private placement of our common stock during the quarter," said Erickson. "Our Directors and Officers purchased a significant portion of the shares, showing confidence in Aehr Test and its prospects. Both existing and new investors also supported the transaction."

Management Conference Call
Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss the Company's second quarter fiscal 2015 operating results. To access the call dial 888-312-3048 (+1 719-325-2428 outside the United States) and give the participant pass code 7289693. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone by dialing 888-203-1112 (+1 719-457-0820 outside the United States) and entering pass code 7289693, beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on January 15, 2015.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX families of test and burn-in systems and the DiePak(R) carrier. The ABTS system is used in production and qualification testing of packaged parts for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit Aehr Test's website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding future market opportunities and conditions, expected product shipment dates, customer orders or commitments and future operating results. The risks and uncertainties that could cause Aehr Test's results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general market conditions, customer demand and acceptance of Aehr Test's products and Aehr Test's ability to execute on its business strategy. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission for a more detailed description of the risks facing Aehr Test's business. Aehr
Test disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.



                       -Financial Tables to Follow-

Aehr Test Systems Reports Second Quarter Fiscal 2015 Results
January 8, 2015
Page 3 of 5


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                             Three Months Ended       Six Months Ended
                                       ---------------------------- --------------------
                                        Nov 30,   Aug 31,   Nov 30,    Nov 30,   Nov 30,
                                         2014      2014      2013       2014      2013
                                       --------  --------- --------  ---------  --------
Net sales                              $  2,615  $  3,558  $  4,950  $   6,173  $  8,702
Cost of sales                             1,921     1,948     2,456      3,869     4,264
                                       --------  --------  --------  ---------  --------
Gross profit                                694     1,610     2,494      2,304     4,438
                                       --------  --------  --------  ---------  --------
Operating expenses:
  Selling, general and administrative     1,736     1,624     1,517      3,360     2,937
  Research and development                1,105       959       798      2,064     1,479
                                       --------  --------  --------  ---------  --------
    Total operating expenses              2,841     2,583     2,315      5,424     4,416
                                       --------  --------  --------  ---------  --------
(Loss) income from operations            (2,147)     (973)      179     (3,120)       22

Interest expense                             (8)      (14)      (10)       (22)      (14)
Other income (expense), net                  60        31       (30)        91       (64)
                                       --------  --------  --------  ---------  --------
    (Loss) income before income tax
    (expense) benefit                    (2,095)     (956)      139     (3,051)      (56)

Income tax (expense) benefit                (19)       49        (2)        30        27
                                       --------  --------  --------  ---------  --------
    Net (loss) income                    (2,114)     (907)      137     (3,021)      (29)

Less: Net income attributable to the
        noncontrolling interest              --        --        --         --        --
                                       --------  --------  --------  ---------  --------
  Net (loss) income attributable to
      Aehr Test Systems common
        shareholders                   $ (2,114) $   (907) $    137  $  (3,021) $    (29)
                                       ========= ========  ========  =========  ========

Net (loss) income per share
    Basic                              $  (0.18) $  (0.08) $   0.01  $   (0.26) $  (0.00)
    Diluted                            $  (0.18) $  (0.08) $   0.01  $   (0.26) $  (0.00)

Shares used in per share calculations:
    Basic                                11,724    11,391    10,806     11,557    10,721
    Diluted                              11,724    11,391    11,839     11,557    10,721



                                      -more-

Aehr Test Systems Reports Second Quarter Fiscal 2015 Results
January 8, 2015
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                                Three Months Ended       Six Months Ended
                                            --------------------------  -----------------
                                             Nov 30,  Aug 31,  Nov 30,    Nov 30,  Nov 30,
                                              2014     2014     2013       2014     2013
                                            -------- -------- --------   --------  -------
GAAP net (loss) income                      $(2,114) $  (907) $    137   $ (3,021) $   (29)
Stock-based compensation expense                277      197       247        474      390
                                            -------- -------- --------   -------- --------
Non-GAAP net (loss) income                  $(1,837) $  (710) $    384   $ (2,547) $   361
                                            ======== ======== ========   ======== ========

GAAP net (loss) income per diluted share    $ (0.18) $ (0.08) $   0.01   $  (0.26) $ (0.00)
                                            ======== ======== ========   ======== ========
Non-GAAP net (loss) income per diluted share$ (0.16) $ (0.06) $   0.03   $  (0.22) $  0.03
                                            ======== ======== ========   ======== ========
Shares used in diluted shares calculation    11,724   11,391    11,839     11,557   10,721
                                            ======== ======== ========   ======== ========
Shares used in non-GAAP diluted shares
   calculation                               11,724   11,391    11,839     11,557   11,237
                                            ======== ======== ========   ======== ========


______________________________________________________________________


Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



                                      -more-

Aehr Test Systems Reports Second Quarter Fiscal 2015 Results
January 8, 2015
Page 5 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                  November 30, August 31,   May 31,
                                                     2014        2014        2014
                                                  -----------  ---------   --------
ASSETS
Current assets:
  Cash and cash equivalents                         $ 3,596     $ 2,075     $ 1,809
  Accounts receivable, net                            1,352       2,098       3,390
  Inventories                                         6,035       6,304       6,148
  Prepaid expenses and other                            359         351         326
                                                   --------    --------    --------
      Total current assets                           11,342      10,828      11,673

Property and equipment, net                             538         492         474
Other assets                                             94          95          78
                                                   --------    --------    --------
      Total assets                                  $11,974     $11,415     $12,225
                                                   ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit                                    $   642     $ 1,000     $   777
  Accounts payable                                    1,790       1,586       1,892
  Accrued expenses                                    1,248       1,435       1,390
  Customer deposits and deferred revenue, short-term    792         761       1,058
                                                   --------    --------    --------
      Total current liabilities                       4,472       4,782       5,117

Income taxes payable                                      8           8          71
Deferred rent, net of current portion                    --          --           8
                                                   --------    --------    --------
     Total liabilities                                4,480       4,790       5,196


Aehr Test Systems Shareholders' equity                7,512       6,645       7,050
Noncontrolling interest                                 (18)        (20)        (21)
                                                   --------    --------    --------
      Total shareholders' equity                      7,494       6,625       7,029
                                                   --------    --------    --------
      Total liabilities and shareholders' equity    $11,974     $11,415     $12,225
                                                   ========    ========    ========








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